Exhibit 99.1

Cantaloupe, Inc. Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Fourth Quarter 2023 Revenue of $64.2 million, an 11% Year over Year Increase

Fiscal Year 2023 Revenue of $243.6 million, a 19% Year over Year Increase

Fiscal Year 2023 U.S. GAAP Net Income of $0.01 million

Fiscal Year 2023 Adjusted EBITDA of $17.8 million, an 80% Year over Year Increase

MALVERN, Pa. -- September 6, 2023 -- Cantaloupe, Inc. (Nasdaq: CTLP) (“Cantaloupe” or the “Company”), a digital payments and software services company that provides end-to-end technology solutions for self-service commerce, today reported results for the fourth quarter and fiscal year ended June 30, 2023.

“Our fourth quarter results, including a fourfold increase in adjusted EBITDA, capped off a strong year for Cantaloupe. Continued growth in all customer segments, the acquisition and integration of Three Square Market (32M), expansion of our presence in micro markets and the continued adoption of Seed software and subscription products drove exceptional fiscal year results,” said Ravi Venkatesan, chief executive officer, Cantaloupe. “At our December analyst day, we set a goal of driving sustained operating leverage. We believe that our 2023 results, as well as our fiscal year 2024 guidance, show that we are well on our way to achieving that goal.”

Fourth Quarter 2023 Key Financial Results:

•Revenue of $64.2 million, an increase of 11% year over year
◦Transaction fees of $35.5 million, an increase of 18% year over year
◦Subscription fees of $17.5 million, an increase of 17% year over year
◦Equipment sales of $11.2 million, a decrease of 15% year over year
•Total Dollar Volumes of Transactions were $703.5 million, an increase of 14% year over year
•Transactions totaled 278.6 million at the end of the fourth quarter of 2023, a slight increase compared to 274.6 million at the end of the fourth quarter of 2022
•Gross margin of 40.1% compared with 29.5% in the prior year quarter
◦Subscription and transaction fees margins of 44.2% compared to 39.5% in the prior year quarter
◦Equipment sales margins of 20.8% compared to negative 4.6% in the prior year quarter

•U.S. GAAP Net income applicable to common shares of $2.8 million, or $0.04 per share, compared to Net loss applicable to common shares of $2.1 million, or $(0.03) per share, in the prior year quarter
•Adjusted EBITDA[1] of $9.2 million compared to $2.0 million in the prior year quarter
______________
1 Adjusted earnings before income taxes, depreciation, and amortization, stock-based compensation expense, and certain other significant infrequent or unusual losses and gains that are not indicative of our core operations (“Adjusted EBITDA”) is a non-GAAP financial measure which is not required by or defined under GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. See Reconciliations of Non-GAAP Measures for a reconciliation U.S. GAAP net income to Adjusted EBITDA.

Fiscal Year 2023 Key Financial Results:

•Revenue of $243.6 million, an increase of 19% year over year.
◦Transaction fees of $132.6 million, an increase of 20% year over year
◦Subscription fees of $67.6 million, an increase of 16% year over year
◦Equipment sales of $43.4 million, an increase of 19% year over year

•Total Dollar Volumes of Transactions were $2.6 billion, an increase of 16% year over year
•Transactions totaled 1.1 billion at the end of 2023 compared to 1.0 billion at the end of 2022, an increase of 4%
•Gross margin of 33.3% compared with 31.3% in the prior year
◦Subscription and transaction fees margins of 40.2% compared to 38.8% in the prior year
◦Equipment sales margins of 1.7% compared to negative 3.5% in the prior year
•U.S. GAAP Net income applicable to common shares of $0.01 million, or $0.00 per share, compared to Net loss applicable to common shares of $2.4 million, or $(0.03) per share, in in the prior year
•Adjusted EBITDA[1] of $17.8 million, compared to $9.9 million in the prior year

Recent Business Highlights:

•Active Customers totaled 28,584 at the end of the fourth quarter of 2023 compared to 23,991 at the end of the fourth quarter of 2022, an increase of 19%.

•Active Devices totaled 1.17 million at the end of the fourth quarter of 2023 compared to 1.14 million at the end of the fourth quarter of 2022, an increase of 3%.

Fiscal Year 2024 Outlook:

For the full fiscal year 2024, the Company expects the following:

•Total Revenue to be between $275 million and $285 million
•The combination of Transaction and Subscription revenue to be between $234 million and $242 million
•Total U.S. GAAP net income to be between $9 million and $15 million
•Adjusted EBITDA[1] to be between $28 million and $34 million
•Total Operating Cash Flow to be between $28 million and $38 million

Webcast and Conference Call:
Cantaloupe will host a live webcast at 5:00 p.m. Eastern Time today which may be accessed in the Investor Relations section of the Company’s website at https://cantaloupeinc.gcs-web.com/events-and-presentations.

Please note that there is a new system to access the live call in order to ask questions. To join the live call, please register here. A dial in and unique PIN will be provided to join the conference call.

A replay of the conference call will also be available in the Investor Relations section of the Company’s website.

About Cantaloupe, Inc.
Cantaloupe, Inc. is a software and payments company that provides end-to-end technology solutions for self-service commerce. Cantaloupe is transforming the self-service commerce industry by offering one integrated solution for payments processing, logistics, and back-office management. The Company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively. For more information, please visit our website at www.cantaloupe.com.

Discussion of Non-GAAP Financial Measures:
This press release contains discussion of Adjusted EBITDA, a non-GAAP financial measure which is not required or defined under U.S. GAAP (Generally Accepted Accounting Principles). Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below. However, we do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the U.S. measures without unreasonable efforts. These items may include acquisition and integration related costs, severance expenses, litigation charges or settlements, and certain other unusual adjustments.

We use Adjusted EBITDA for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including our net income or net loss or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with our net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of our profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, we utilize Adjusted EBITDA as a metric in our executive officer and management incentive compensation plans.

We define Adjusted EBITDA as U.S. GAAP net loss before (i) interest income, (ii) interest expense on debt and sales tax reserves, (iii) income tax provision, (iv) depreciation, (v) amortization, (vi) stock-based compensation expense, (vii) fees and charges, net of reimbursement from insurance proceeds, that were incurred in connection with the 2019 Investigation and financial statement restatement activities as well as proxy solicitation costs that are not indicative of our core operations, (viii) one-time project expense, one-time severance expenses, and infrequent integration and acquisition expense, and (ix) certain other significant infrequent or unusual losses and gains that are not indicative of our core operations including asset impairment charges, gain on extinguishment of debt.

Forward-looking Statements:
All statements other than statements of historical fact included in this release, including without limitation Cantaloupe’s future prospects and performance, the business strategy and the plans and objectives of Cantaloupe's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, as they relate to Cantaloupe or its management, may identify forward-looking statements. Such forward-looking statements are based on the reasonable beliefs of Cantaloupe's management, as well as assumptions made by and information currently available to Cantaloupe's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to our operating performance, including inflation, rising interest rates, financial institution disruptions, public health emergencies such as COVID-19 and declines in consumer confidence and discretionary spending; our ability to compete with our competitors and increase market share; failure to comply with the financial covenants in the Amended JPMorgan Credit Facility; our ability to raise funds in the future through sales of securities or debt financing in order to sustain operations in the normal course of business or if an unexpected or unusual event were to occur; disruptions in or inefficiencies to our supply chain and/or operations; the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, packaging and transportation; weather, climate conditions, natural disasters or other unexpected events, whether our current or future customers purchase, lease, rent or utilize ePort devices, Seed’s software solutions or our other products in the future at levels currently anticipated; whether our customers continue to utilize the Company’s transaction processing and related services, as our customer agreements are generally cancellable by the customer on thirty to sixty days’ notice; our ability to acquire and develop relevant technology offerings for current, new and potential customers and partners; risks and uncertainties associated with our expansion into and our operations in Europe and other foreign markets, including general economic conditions, policy changes affecting international trade, political instability, inflation rates, recessions, sanctions, foreign currency exchange rates and controls, foreign investment and repatriation restrictions, legal and regulatory constraints, civil unrest, armed conflict, war and other economic political factors; our ability to satisfy our trade obligations included in accounts payable and accrued expenses; our ability to attract, develop and retain key personnel, or our loss of the serviced or our key executives; the incurrence by us of any unanticipated or unusual non-operating expenses, which may require us to divert our cash resources from achieving our business plan; our ability to predict or estimate our future quarterly or annual revenue and expenses given the developing and unpredictable market for our products; our ability to integrate acquired companies into our current products and services structure; our ability to add new customers and to retain key existing customers from whom a significant portion of our revenue is derived; the ability of a key customer to reduce or delay purchasing products from us; our ability to obtain widespread commercial acceptance of our products and service offerings; whether any patents issued to us will provide any competitive advantages or adequate protection for our products, or would be challenged, invalidated or circumvented by others; our ability to operate without infringing the intellectual property rights of others; the ability of our products and services to avoid disruptions to our systems or unauthorized hacking or credit card fraud; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; whether we are able to fully remediate our material weaknesses in our internal controls over financial reporting or continue to experience material weaknesses in our internal controls over financial reporting in the future, and are not able to accurately or timely report our financial condition or results of operations; the ability to remain in compliance with the continued listing standards of the Nasdaq Global Select Market and continue to remain as a member of the US Small-Cap Russell 2000®; whether our suppliers would increase their prices, reduce their output or change their terms of sale; or other risks discussed in Cantaloupe’s filings with the U.S. Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended June 30, 2023. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, Cantaloupe does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If Cantaloupe updates one or more forward-looking statements, no inference should be drawn that Cantaloupe will make additional updates with respect to those or other forward-looking statements.

Unaudited Results:
As the audit of the 2023 Form 10-K is yet to be finalized, the Company’s results presented herein are unaudited and represent the most current information available to the Company’s management. The unaudited results included herein have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not yet expressed an opinion or any other form of assurance with respect to these financial results. The Company’s actual results may differ from the results presented in this release due to the completion of the year-end financial closing procedures, review and audit and final adjustments and other developments that may arise between the date of this press release and the time that the Company files its fiscal year Form 10-K with the SEC.

-F--CTLP

Investor Relations:
ICR, Inc.
CantaloupeIR@icrinc.com

Media:
Jenifer Howard | 202-273-4246
jhoward@jhowardpr.com
media@cantaloupe.com

Cantaloupe, Inc.
Consolidated Balance Sheets

	As of June 30,
($ in thousands, except share data)	2023 (Unaudited)	2022

Assets
Current assets:
Cash and cash equivalents	$50,927	$68,125
Accounts receivable, net	30,162	37,695
Finance receivables, net	6,668	6,721
Inventory, net	31,872	19,754
Prepaid expenses and other current assets	3,754	4,285
Total current assets	123,383	136,580

Non-current assets:
Finance receivables due after one year, net	13,307	14,727
Property and equipment, net	25,281	12,784
Operating lease right-of-use assets	2,575	2,370
Intangibles, net	27,812	17,947
Goodwill	92,005	66,656
Other assets	5,249	4,568
Total non-current assets	166,229	119,052

Total assets	$289,612	$255,632

Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities:
Accounts payable	$52,869	$48,440
Accrued expenses	26,276	28,154
Current obligations under long-term debt	882	692
Deferred revenue	1,666	1,893
Total current liabilities	81,693	79,179

Long-term liabilities:
Deferred income taxes	275	186
Long-term debt, less current portion	37,548	13,930
Operating lease liabilities, non-current	2,504	2,366
Total long-term liabilities	40,327	16,482

Total liabilities	$122,020	$95,661
Commitments and contingencies	—	—
Convertible preferred stock:
Series A convertible preferred stock, 900,000 shares authorized, 385,782 and 445,063 issued and outstanding, with liquidation preferences of $22,144 and $22,115 at June 30, 2023 and 2022, respectively	2,720	3,138
Shareholders’ equity:
Common stock, no par value, 640,000,000 shares authorized, 72,664,464 and 71,188,053 shares issued and outstanding at June 30, 2023 and 2022, respectively	477,324	469,918
Accumulated deficit	(312,452)	(313,085)
Total shareholders’ equity	164,872	156,833
Total liabilities, convertible preferred stock, and shareholders’ equity	$289,612	$255,632

Cantaloupe, Inc.
Consolidated Statements of Operations

	Three months ended		Year ended
	June 30,		June 30,
($ in thousands, except per share data)	2023 (Unaudited)	2022 (Unaudited)	2023 (Unaudited)	2022
Revenues:
Subscription and transaction fees	$52,971	$44,895	$200,223	$168,850
Equipment sales	11,202	13,136	43,418	36,352
Total revenues	64,173	58,031	243,641	205,202

Costs of sales:
Cost of subscription and transaction fees	29,566	27,158	119,715	103,392
Cost of equipment sales	8,867	13,743	42,690	37,615
Total costs of sales	38,433	40,901	162,405	141,007

Gross profit	25,740	17,130	81,236	64,195

Operating expenses:
Sales and marketing	3,539	2,887	12,427	8,908
Technology and product development	3,969	5,174	20,726	21,877
General and administrative	11,747	8,796	36,926	30,519
Investigation, proxy solicitation and restatement expenses, net of insurance recoveries	91	1,196	(362)	1,196
Integration and acquisition expenses	354	—	3,141	—
Depreciation and amortization	2,589	1,156	7,618	4,352
Total operating expenses	22,289	19,209	80,476	66,852

Operating income (loss)	3,451	(2,079)	760	(2,657)

Other income (expense):
Interest income	530	521	2,515	1,884
Interest expense	(1,068)	(424)	(2,326)	(524)
Other expense	(23)	(137)	(135)	(220)
Total other income (net)	(561)	(40)	54	1,140

Income (loss) before income taxes	2,890	(2,119)	814	(1,517)
Provision for income taxes	(58)	40	(181)	(186)

Net income (loss)	2,832	(2,079)	633	(1,703)
Preferred dividends	—	—	(623)	(668)
Net income (loss) applicable to common shares	$2,832	$(2,079)	$10	$(2,371)

Net earnings (loss) per common share
Basic	$0.04	$(0.03)	$—	$(0.03)
Diluted	$0.04	$(0.03)	$—	$(0.03)

Weighted average number of common shares outstanding used to compute net earnings (loss) per share applicable to common shares
Basic	72,604,484	71,139,270	71,978,901	71,091,790
Diluted	72,765,369	71,139,270	72,514,634	71,091,790

Cantaloupe, Inc.
Consolidated Statements of Cash Flows

	Year ended June 30,
($ in thousands)	2023 (Unaudited)	2022	2021
Cash flows from operating activities:
Net income (loss)	$633	$(1,703)	$(8,705)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	4,737	6,248	9,075
Amortization of debt issuance costs and discounts	128	148	2,735
Provision for expected losses	5,815	3,471	1,236
Provision for inventory reserve	280	(397)	693
Depreciation and amortization included in operating expenses	7,618	4,352	4,107
Depreciation included in cost of subscription and transaction fees for rental equipment	1,189	973	1,405
Property and equipment write-off	364	—	1,658
Gain on extinguishment of debt	—	—	(3,065)
Operating lease right-of-use asset impairment	—	—	1,578
Other	(116)	686	1,104
Changes in operating assets and liabilities:
Accounts receivable	4,960	(13,649)	(10,126)
Finance receivables	(32)	(1,884)	(1,877)
Inventory	(10,387)	(14,064)	3,142
Prepaid expenses and other assets	(180)	(4,262)	(847)
Accounts payable and accrued expenses	(458)	12,153	7,013
Operating lease liabilities	(133)	(907)	(1,014)
Deferred revenue	(226)	130	65
Net cash provided by (used in) operating activities	14,192	(8,705)	8,177

Cash flows from investing activities:
Capital expenditures	(16,151)	(9,260)	(1,838)
Acquisition of business, net of cash acquired	(35,714)	(2,966)	—
Proceeds from sale of property and equipment	—	—	10
Net cash used in investing activities	(51,865)	(12,226)	(1,828)

Cash flows from financing activities:
Proceeds from long-term debt	25,000	738	14,550
Repayment of long-term debt	(1,270)	(606)	(15,744)
Proceeds from private placement	—	—	55,008
Payment of equity issuance costs	—	—	(2,618)
Payment of Antara prepayment penalty and commitment termination fee	—	—	(1,200)
Contingent consideration paid for acquisition	(1,000)	—	—
Repurchase of Series A Convertible Preferred Stock	(2,151)	—	—
Payment of employee taxes related to stock-based compensation	(104)	—	—
Proceeds from exercise of common stock options	—	895	78
Payment of third-party debt issuance costs	—	(107)	—
Net cash provided by financing activities	20,475	920	50,074

Net (decrease) increase in cash and cash equivalents	(17,198)	(20,011)	56,423
Cash and cash equivalents at beginning of year	68,125	88,136	31,713
Cash and cash equivalents at end of year	$50,927	$68,125	$88,136

Supplemental disclosures of cash flow information:
Interest paid in cash	$2,641	$755	$1,055
Income taxes paid in cash	$61	$94	$81
Common stock issued in business combination (non-cash financing activity)	4,506	—	—

Cantaloupe, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three months ended June 30,
($ in thousands)	2023	2022	2021
U.S. GAAP net income (loss)	$2,832	$(2,079)	$2,658
Less: interest income	(530)	(521)	(181)
Plus: interest expense	1,068	424	43
Plus: income tax provision	58	(40)	237
Plus: depreciation expense included in costs of sales for rentals	337	235	349
Plus: depreciation and amortization expense in operating expenses	2,589	1156	996
EBITDA	6,354	(825)	4,102
Plus: stock-based compensation (a)	1,848	1,623	2,709
Plus: investigation, proxy solicitation and restatement expenses, net of insurance recoveries (b)	91	1,196	—
Plus: integration and acquisition expenses (c)	354	—	—
Plus: remediation expense (d)	573	—	—
Plus: asset impairment charge (e)	—	—	1,245
Plus: gain on extinguishment of debt (f)	—	—	(3,065)
Adjustments to EBITDA	2,866	2,819	889
Adjusted EBITDA	$9,220	$1,994	$4,991

(a) As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) As an adjustment to EBITDA, we have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations.
(c) As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(d) As an adjustment to EBITDA, we have excluded expense incurred in connection with a one-time project related to remediating previously identified material weakness in our internal control over financial reporting from the prior year.
(e) As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease right-of-use assets because we believe that these do not represent charges that are related to our core operations.
(f) As an adjustment to EBITDA, we have excluded the one-time gain related to the forgiveness of our PPP loan.

	Year ended June 30,
($ in thousands)	2023	2022	2021

Net income (loss)	$633	$(1,703)	$(8,705)
Less: interest income	(2,515)	(1,884)	(1,159)
Plus: interest expense	2,326	524	4,013
Plus: income tax provision	181	186	370
Plus: depreciation expense included in cost of sales for rentals	1,189	973	1,404
Plus: depreciation and amortization expense in operating expenses	7,618	4,352	4,107
EBITDA	9,432	2,448	30
Plus: stock-based compensation (a)	4,737	6,248	9,075
Plus: investigation, proxy solicitation and restatement expenses, net of insurance recoveries (b)	(362)	1,196	—
Plus: integration and acquisition expenses (c)	3,141	—	—
Plus: severance expenses (d)	273	—	—
Plus: remediation expenses (e)	573	—	—
Plus: asset impairment charge (f)	—	—	1,578
Less: gain on extinguishment of debt (g)	—	—	(3,065)
Adjustments to EBITDA	8,362	7,444	7,588
Adjusted EBITDA	$17,794	$9,892	$7,618

(a) As an adjustment to EBITDA, we have excluded stock-based compensation, as it does not reflect our cash-based operations.
(b) As an adjustment to EBITDA, we have excluded the costs and corresponding reimbursements related to the 2019 Investigation, because we believe that they represent charges that are not related to our core operations. During the year ended June 30, 2023, we incurred additional costs relating to the settlement of the 2019 Investigation, which was partially offset by a $2.0 million D&O insurance reimbursement for legal fees and expenses incurred in connection with the 2019 Investigation. Accordingly, Adjusted EBITDA contains a negative adjustment.
(c) As an adjustment to EBITDA, we have excluded expenses incurred in connection with business acquisitions as it does not represent recurring costs or charges related to our core operations.
(d) As an adjustment to EBITDA, we have excluded expenses incurred in connection with a one-time, non-recurring severance charges related to work force reduction.
(e) As an adjustment to EBITDA, we have excluded expense incurred in connection with a one-time project related to remediating previously identified material weakness in our internal control over financial reporting from the prior year.
(f) As an adjustment to EBITDA, we have excluded the non-cash impairment charges related to long-lived operating lease right-of-use assets because we believe that these do not represent charges that are related to our core operations.
(g) As an adjustment to EBITDA, we have excluded the one-time gain related to the forgiveness of our PPP loan.